CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation of our report dated February 28, 1998, which is incorporated in this Annual Report on Form 10-KSB.

/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.

March 25, 1998